As filed with the Securities and Exchange Commission on February 17, 2006.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
LANCASTER COLONY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Ohio	13-1955943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
37 W. Broad Street
Columbus, Ohio 43215
(Address of Principal Executive Offices, including zip code)
Lancaster Colony Corporation 2005 Stock Plan
(Full Title of the Plan)
John L. Boylan
Vice President, Chief Financial Officer, and Treasurer
Lancaster Colony Corporation
37 W. Broad Street
Columbus, Ohio 43215
(614) 224-7141
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Maximum		Proposed		Amount of
Title of Securities to be	to be	Offering Price		Maximum Aggregate		Registration
Registered	Registered (1)	Per Share		Offering Price		Fee

Common Stock, without par value	2,000,000	$41.46	(2)	$82,920,000	(2)	$8,872.44

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the NASDAQ National Market on February 13, 2006.

TABLE OF CONTENTS
PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX

PART I
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 424 under the Securities Act of 1934, as amended (the “Exchange Act”) and the Note to Part I of Form S-8.
PART II
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 and the Report on Form 10-Q for the fiscal quarter ended December 31, 2005;
(c)	The Registrant’s Notice of Annual Meeting and Proxy Statement, dated October 17, 2005;
(d)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 18, 2005; August 24, 2005; October 28, 2005; November 22, 2005; November 29, 2005; January 30, 2006; and February 1, 2006; and
(e)	The description of the Registrant’s Common Stock contained in its registration statement filed under the Exchange Act (File No. 0-4065-1), including any amendment or report filed with the Commission for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable
Item 5. Interests of Named Experts and Counsel
     David M. Segal, Esq., Corporate Counsel of the Company, has passed upon the legality of the shares of Common Stock of the Registrant to be issued under the Plan. Mr. Segal is eligible to participate in the Plan.
Item 6. Indemnification of Directors and Officers
     The Registrant’s Code of Regulations provides that the Registrant shall indemnify any director or officer and any former director or officer of the Registrant and any person who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators), to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law. The Registrant’s Code of Regulations also provides that the indemnification provisions provided for therein do not restrict the right of the Registrant (i) to indemnify its employees, agents and others as permitted by law, (ii) to purchase and maintain insurance or provide similar protection on behalf of its directors, officers and such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Registrant, and (iii) to enter into agreements with such persons indemnifying them against such liabilities.
     In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney’s fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interests of the corporation).
     In addition, the Registrant has purchased insurance policies that provide coverage for the acts and omissions of the Registrant’s directors and officers in certain situations.
Item 7. Exemption from Registration Claimed
     Not applicable
Item 8. Exhibits
     See Exhibit Index
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 17th day of February, 2006.

LANCASTER COLONY CORPORATION

(Registrant)

By:	/s/ John L. Boylan

John L. Boylan Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer, Assistant Secretary, and Director
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Gerlach, Jr. and John L. Boylan, jointly and severally, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Chairman, Chief Executive Officer (Principal Executive Officer), President, and Director	January 5, 2006

/s/ John L. Boylan John L. Boylan	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer, Assistant Secretary, and Director	January 4, 2006

/s/ James B. Bachmann James B. Bachmann	Director	January 5, 2006

/s/ Neeli Bendapudi Neeli Bendapudi	Director	January 5, 2006

/s/ Robert L. Fox Robert L. Fox	Director	January 5, 2006

/s/ Robert S. Hamilton Robert S. Hamilton	Director	January 6, 2006

/s/ Edward H. Jennings Edward H. Jennings	Director	January 13, 2006

/s/ Henry M. O’Neill, Jr. Henry M. O’Neill, Jr.	Director	January 5, 2006

/s/ Zuheir Sofia Zuheir Sofia	Director	January 13, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Lancaster Colony 2005 Stock Plan (incorporated by reference to Appendix C to Lancaster Colony Corporation’s Definitive Proxy Statement for the 2005 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on October 17, 2005)

5.1	Opinion of David M. Segal, Corporate Counsel of Lancaster Colony Corporation

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of David M. Segal, Corporate Counsel of Lancaster Colony Corporation (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see signature page to this Registration Statement)